UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2026

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Rambus Inc. (“Rambus” or the “Company”) has appointed Sumeet Gagneja as the Senior Vice President and Chief Financial Officer of the Company, effective April 29, 2026, reporting to Luc Seraphin, Chief Executive Officer of the Company. In connection with the appointment, John Allen will cease serving as the Company’s Interim Chief Financial officer, effective as of the same date, and will continue to serve as the Company’s Vice President, Accounting and Chief Accounting Officer.

Sumeet Gagneja, age 56, previously served as divisional Chief Financial Officer of the Data Center Segment at Advanced Micro Devices, Inc. from October 2024 to April 2026. Prior to that role, Mr. Gagneja was Senior Vice President, Chief Financial Officer of the Flash Business at Western Digital Corporation from September 2022 to October 2024. From November 2021 to September 2022, Mr. Gagneja served as Vice President, Corporate Controller at 10x Genomics, Inc. Mr. Gagneja was Chief Financial Officer at Innovium, Inc. from May 2021 to October 2021, before that company’s acquisition by Marvell Technology, Inc. Before joining Innovium, Inc., Mr. Gagneja served as Corporate Vice President and Chief Accounting Officer at Xilinx, Inc. from March 2019 to May 2021. Mr. Gagneja served as Vice President and Chief Accounting Officer of Maxim Integrated Products, Inc. (“Maxim Integrated”) from August 2017 to February 2019, and various finance roles at Maxim Integrated from 2013 to August 2017. Prior to joining Maxim Integrated, Mr. Gagneja held various finance positions at Broadcom Limited (previously Avago Technologies) and Intel Corporation. Mr. Gagneja received a B.S. in Mechanical Engineering from Punjab Engineering College, a M.S. degree in Mechanical Engineering from Wayne State University, and an M.B.A. degree from the University of Michigan (Stephen M. Ross) School of Business.

Mr. Gagneja’s annual compensation consists of a base salary of $475,000 and a target bonus of 75% of his base salary, with payment prorated for time actually served in 2026. Mr. Gagneja will also receive a new hire bonus of $300,000, a restricted stock unit (“RSU”) grant valued at $1,625,000, a performance share award grant valued at $1,625,000, and a new hire RSU grant valued at $3,000,000. The foregoing compensation terms are contained in Mr. Gagneja’s offer letter and are qualified by reference to the offer letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Company and Mr. Gagneja have also entered into a standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q that was filed with the Securities and Exchange Commission on May 7, 2021, and a standard form of change of control severance agreement for executive officers other than the CEO, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K that was filed with the Securities and Exchange Commission on March 9, 2015.

There are no family relationships between Mr. Gagneja and any of our directors or executive officers. There are no related party transactions between Mr. Gagneja and Rambus other than his employment relationship with Rambus. There are no arrangements or understandings between Mr. Gagneja and any other persons in connection with his employment by Rambus.

A copy of Rambus’ press release regarding these events is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter between the Company and Mr. Gagneja, dated as of March 31, 2026.

99.1	Press Release of Rambus, issued on April 29, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2026	Rambus Inc.

/s/ John Shinn
John Shinn Senior Vice President and General Counsel